Exhibit 10.4

EXECUTION VERSION

July 1, 2015

Edward Matey

521 Fifth Avenue, 30th Floor

New York, NY 10175

Dear Mr. Matey:

Reference is made herein to the Agreement and Plan of Merger, by and among Gramercy Property Trust Inc. (the “Company”), Columbus Merger Sub, LLC and Chambers Street Properties (“Chambers Street”), dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will merge with and into a wholly owned subsidiary of Chambers Street (the “Merger”).

You hereby agree that the transactions contemplated by the Merger Agreement will not constitute a “Change-in-Control” for purposes of the 2012 Long-Term Outperformance Plan Award Agreement between you, the Company, and GPT Property Trust LP (the “Partnership”), dated as of March 12, 2013 (the “LTIP Agreement”), and waive any right to have such transactions treated as a “Change-in-Control” for purposes of such agreement.  You acknowledge that such waiver is made knowingly and voluntarily, and in consideration of your continued employment and such other benefits as may accrue to you and/or the Company in connection with the contemplated transactions.  The waiver set forth in this paragraph applies only to the LTIP Agreement, and the Company acknowledges that consummation of the transactions contemplated by the Merger Agreement will be a change in control (or similar term) for purposes of all other Company Benefit Plans (as defined in the Merger Agreement).

You further acknowledge that it is anticipated that, following the Merger, you will continue to hold LTIP Units (as defined in the Merger Agreement) with terms and conditions equivalent in all material respects to the current terms and conditions of your LTIP Units, except that references to shares of common stock of the Company in the Fourth Amended and Restated Agreement of Limited Partnership of GPT Property Trust LP (the “LP Agreement”) will effectively refer instead to the number of Chambers Street common shares issuable in respect of each Company common share in the Merger (and the performance targets under the LTIP Agreement will be adjusted to reflect the Exchange Ratio (as defined in the Merger Agreement)), and you hereby agree to such adjustments to the LP Agreement, and to execute any documents necessary to effectuate such adjustments, as may be necessary or appropriate to effectuate the foregoing and such other adjustments as may be proposed by the Company which do not materially and adversely modify the rights, powers and privileges of the LTIP Units.

This letter is limited to the transactions contemplated by the Merger Agreement and will not apply to any other transaction.

Please sign below to indicate your agreement to the terms set forth herein.

[Signature Page Follows]

Sincerely,

The Company

/s/ Gordon DuGan
Name: Gordon DuGan

Acknowledged and Agreed:	Acknowledged and Agreed:

Executive	The Partnership

/s/ Edward Matey	/s/ Jon Clark
Name: Edward Matey	Name: Jon Clark